Exhibit 10.1(c)


                         ADDENDUM TO INDENTURE OF LEASE

         THIS ADDENDUM TO INDENTURE OF LEASE is made as of the 1st day of May, 1999, between DANIEL FLOHR and TINA JACOBS (collectively "Landlord") and C-PHONE CORPORATION (formerly Target Technologies, Inc.) ("Tenant").

                                    RECITALS

A. Landlord and Tenant entered into an Indenture of Lease as of May 1, 1993, pertaining to certain real estate and improvements thereon located at 6714 Netherlands Drive, Wilmington, North Carolina ("Lease").

B. The Lease was extended for an additional three years ("First Renewal Term") in accordance with the terms of the Lease by written addendum executed by Landlord and Tenant and effective as of May 1, 1996.

B. The First Renewal Term of the Lease was for three years ending April 30, 1999 with the right of Tenant to renew for an additional three year period subject to certain provisions contained in the Lease.

C. Tenant desires to exercise its Second Renewal Option as defined in the Lease and Landlord and Tenant have agreed to new terms for the net rent.

D. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Lease.

                                   AGREEMENTS

1. Landlord hereby waives the written notice of exercise by Tenant of the Second Renewal Option as set forth in Section 23.02 of the Lease.

2. Landlord and Tenant agree that the annual net rent for the Second Renewal Term shall be the same as for the First Renewal Term in the amount of $75,360.00 payable in monthly payments of $6,280.00; provided, however, Landlord shall have the option to adjust the Net Rent effective May 1, 2000, to the Fair Market Rent for the balance of the Second Renewal Term. For the purposes of determining the Fair Market Rent, the terms and provisions of Section 23.04(b) of the Lease shall apply with the exception that Landlord shall give Tenant a Rent Notice setting forth Landlord's Determination of the Fair Market Rent no later than January 31, 2000.

3. All other terms and conditions of the Lease shall remain unmodified and in full force and effect.

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         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this instrument as of the day and year first above written.


LANDLORD:                               TENANT:

/s/ DANIEL P. FLOHR                     C-Phone Corporation
-------------------
Daniel Flohr
                                        By: /s/ PAUL ALBRITTOM
                                            ------------------------------------
/s/ TINA JACOBS                                 Paul Albritton, Vice President &
-------------------                             Chief Financial Officer
Tina Jacobs